Exhibit 10.1




                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                            PROTOSOURCE CORPORATION,

                          PROTOSOURCE ACQUISITION LLC,

                                   P2I, INC.

                                      AND

                              P2I NEWSPAPER, INC.







                         Dated as of February 12, 2003


                       Effective as of February [ ], 2003

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

ARTICLE I     MERGER OF P2I NEWSPAPER WITH AND INTO NEWCO AND RELATED
              MATTERS.......................................................  1
   1.1        The Merger....................................................  1
   1.2        Conversion of Stock; Conversion of Outstanding Options........  3
   1.3        Merger Consideration..........................................  4
   1.4        Additional Rights; Taking of Necessary Action; Further Action.  5
   1.5        No Further Rights or Transfers................................  5

ARTICLE II    THE CLOSING...................................................  5
   2.1        Closing Date..................................................  5
   2.2        Closing Transactions..........................................  6

ARTICLE III   CERTAIN CORPORATE ACTION......................................  8
   3.1        P2i Corporate Action; Stockholder Consent.....................  8
   3.2        P2i Newspaper Corporate Action; Stockholder Consent...........  8
   3.3        Acquiror and Newco Corporate Action...........................  9

ARTICLE IV    REPRESENTATIONS AND WARRANTIES................................  9
   4.1        Representations and Warranties of P2i and P2i Newspaper.......  9
   4.2        Representations and Warranties of Acquiror and Newco.......... 20

ARTICLE V     AGREEMENTS OF THE PARTIES..................................... 30
   5.1        Access to Information......................................... 30
   5.2        Confidentiality; No Solicitation.............................. 30
   5.3        Interim Operations............................................ 32
   5.4        Consents...................................................... 35
   5.5        All Reasonable Efforts........................................ 35
   5.6        Public Announcements.......................................... 36
   5.7        Notification of Certain Matters............................... 36
   5.8        Expenses...................................................... 36
   5.9        Documents at Closing.......................................... 36
   5.10       Prohibition on Trading in Acquiror Stock...................... 36
   5.11       Reservation of Shares; Post-Closing Amendments to
              Acquiror's, P2i's and Newco's Certificates of Incorporation... 37
   5.12       Indemnification: Directors' and Officers' Insurance........... 37
   5.13       Acknowledgment of Approvals; Approval of P2i Stockholders..... 38
   5.14       Acquiror Board of Directors................................... 39
   5.15       Employment Agreements......................................... 39
   5.16       Debt Conversion............................................... 40
   5.17       Production of Schedules and Exhibits.......................... 40
   5.18       Additional Funding............................................ 40

Section                                                                     Page
-------                                                                     ----

ARTICLE VI    CONDITIONS TO CONSUMMATION OF THE MERGER...................... 40
   6.1        Conditions to Obligations of P2i and P2i Newspaper............ 40
   6.2        Conditions to Acquiror's and Newco's Obligations.............. 42

ARTICLE VII   TERMINATION................................................... 43
   7.1        Termination................................................... 43
   7.2        Notice and Effect of Termination.............................. 44
   7.3        Extension; Waiver............................................. 44
   7.4        Amendment and Modification.................................... 44

ARTICLE VIII  MISCELLANEOUS................................................. 44
   8.1        Survival of Certain Representations and Warranties; Remedies.. 44
   8.2        Notices....................................................... 45
   8.3        Agreement; Assignment......................................... 45
   8.4        Binding Effect; Benefit....................................... 46
   8.5        Headings...................................................... 46
   8.6        Counterparts.................................................. 46
   8.7        Governing Law................................................. 46
   8.8        Arbitration................................................... 46
   8.9        Severability.................................................. 46
   8.10       Certain Definitions........................................... 46

EXHIBITS
--------

Exhibit 1.3(d) - Form of Investment Letter
Exhibit 6.1(f) - Opinion of Counsel for Acquiror and Newco
Exhibit 6.2(f) - Opinion of Counsel for P2i and P2i Newspaper

SCHEDULES
---------

1.1(c)(vii)    Officers and Directors of the Surviving Company
4.1(a)         Articles of Incorporation and Bylaws of P2i Newspaper:
               Subsidiaries
4.1(d)         Capitalization and Share Ownership
4.1(f)         Location of Leased Property
4.1(h)         Litigation
4.1(i)         Taxes
4.1(j)(i)      Employee Benefit Plan
4.1(j)(ii)     Employee Benefit Plan (for which P2i has obligation to
               contribute)
4.1(k)         Insurance Coverage
4.1(o)         Intellectual Property
4.1(q)         Contracts
4.1(r)(v)      Strikes, grievance proceedings, arbitrations, etc.
4.1(r)(vi)     Agreements, etc.
4.1(r)(vii)    Employment and Benefit Arrangements
4.1(s)         Suppliers and Clients
4.1(v)         Absence of Certain Changes or Events
4.2(a)         Certificate of Incorporation and Bylaws of Acquiror
4.2(d)         Capitalization and Share Ownership
4.2(f)         Property
4.2(g)         No Contingent Liabilities
4.2(h)         Litigation
4.2(i)         Taxes
4.2(j)(i)      Employee Benefit Plan
4.2(j)(ii)     Employee Benefit Plan (for which P2i Newspaper has obligation to contribute)
4.2(j)(iv)     Material Employment Arrangements, Contracts, etc.
4.2(k)         Insurance Coverage
4.2(o)         Intellectual Property
4.2(p)         Accounts Receivable
4.2(q)         Contracts
4.2(r)(i)      Labor Relations; Employees
4.2(r)(ii)     List of Employees
4.2(r)(v)      Strikes, grievance proceedings, arbitrations, etc.
4.2(r)(vii)    Employment and Benefit Arrangements
4.2(t)         Conflicting Interests
4.2(w)         Absence of Certain Changes or Events

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement")dated as of February 12, 2003 and effective as of February [ ], 2003, by and among ProtoSource Corporation, a California corporation ("Acquiror"), ProtoSource Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Acquiror ("Newco"), P2i, Inc., a Pennsylvania corporation ("P2i"), and P2i Newspaper, Inc., a Delaware corporation ("P2i Newspaper").

                                    Recitals

     WHEREAS, Acquiror, P2i and P2i Newspaper have determined that it is in the best interests of their respective stockholders for P2i Newspaper to merge with and into Newco upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the respective Boards of Directors of Acquiror, P2i, P2i Newspaper and Newco have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                   MERGER OF P2I NEWSPAPER WITH AND INTO NEWCO
                               AND RELATED MATTERS

     1.1 The Merger.

     (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), P2i Newspaper shall be merged with and into Newco (the "Merger") in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), the separate corporate existence of P2i Newspaper shall cease and Newco shall continue as the surviving company (the "Surviving Company") under the laws of the State of Delaware.

     (b) The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") in accordance with the provisions of Section 252 of the DGCL and the confirmation by the Certificate of Merger that the Merger is effective as of such filing date. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

     (c) At the Effective Time:

          (i) Newco shall continue its existence under the laws of the State of Delaware as the Surviving Company;

          (ii) the separate corporate existence of P2i Newspaper shall cease;

          (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by Newco or P2i Newspaper shall be allocated to and vested in the Surviving Company without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of P2i Newspaper or Newco shall be allocated to the Surviving Company, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Company, shall be liable therefor;

          (iv) the Certificate of Formation of the Surviving Company shall be the Certificate of Formation of Newco as in effect immediately prior to the consummation of the Merger;

          (v) Each of Newco and P2i Newspaper shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger, with such amendments thereto as the parties hereto shall deem mutually acceptable;

          (vi) the operating agreement of the Surviving Company shall be the operating agreement of Newco as in effect immediately prior to the consummation of the Merger, and shall continue in full force and effect until thereafter amended as provided by law and such operating agreement; provided, however, that Newco shall cause its name to be changed to "P2i Newspaper, LLC"; and

          (vii) (A) the board of managers of the Surviving Company shall consist of five members. Those members shall be:

               1. one member appointed by Andrew, Alexander, Wise & Company, Incorporated;

               2. Peter Wardle (the "Wardle Manager Seat");

               3. Thomas Butera (the "Butera Manager Seat");

               4. one member appointed by the former principal shareholders of Suncoast Automation, Inc., as determined in the stock exchange agreement by and among Protosource Corporation, Suncoast Automation, Inc., and the shareholders of Suncoast Automation, Inc. (the "Suncoast Manager Seat"); and

               5. one member appointed by agreement of Mssrs. Wardle and Butera (the "First Wardle/Butera Manager Seat").

                    (B) Subject to the execution under Section 3.3(c), upon the expiration of the agreement whereby the shareholders of Suncoast Automation appoint a member to the Board of Managers, as set forth in Section 1.1(c)(vii)(4) above, Mssrs. Wardle and Butera shall be entitled to appoint by agreement a board member to replace the Suncoast Manager (the "Second Wardle/Butera Manager Seat").

                    (C) So long as Messrs. Wardle and Butera's combined ownership of the then outstanding stock of the Surviving Company is below twenty-five percent (25%) but above ten percent (10%), then Mssrs. Wardle and Butera shall forfeit the right to appoint the Wardle Manager Seat, Butera Manager Seat, and the Second Wardle/Butera Manager Seat (if that right has vested; if the right has not vested, Messrs. Wardle and Butera shall lose the right to appoint when that right vests). This provision shall not prevent Mssrs. Wardle and Butera from appointing either Mr. Wardle or Mr. Butera to fill the First Wardle/Butera Manager Seat.

                    (D) So long as Messrs. Wardle and Butera's combined ownership of the then outstanding stock of the Surviving Company is below ten percent (10%), then Mssrs. Wardle and Butera shall forfeit the right to appoint the Wardle Manager Seat, Butera Manager Seat, the First Wardle/Butera Manager Seat and the Second Wardle/Butera Manager Seat (if that right has vested; if the right has not vested, Messrs. Wardle and Butera shall lose the right to appoint when that right vests).

                    (E) For so long as Peter Wardle and Thomas Butera own an aggregate of at least 25% of the outstanding capital stock of P2i and P2i owns at least 25% of the outstanding capital stock of Acquiror, three members shall be appointed by P2i, one member shall be appointed by Andrew, Alexander, Wise & Company, Incorporated ("AAWCO"), and one member shall be appointed by the former principal stockholders of Suncoast Automation, Inc. The AAWCO appointment must be approved by P2i but can't be withheld without good and sufficient cause and can't be unreasonably withheld.

     1.2 Conversion of Stock; Conversion of Outstanding Options.

     (a) Conversion of Stock. At the Effective Time:

          (i) the shares representing 100% of the issued and outstanding common stock of P2i Newspaper ("P2i Newspaper Common Stock") as of the closing of the merger (the "Closing") shall, by virtue of the Merger and without any action on the part of P2i (the sole shareholder of P2i Newspaper) be converted into and represent the right to receive, and shall be exchangeable for the merger consideration identified at Section 1.3 hereafter (the "Merger Consideration");

          (ii) each share of capital stock of P2i Newspaper held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

          (iii) each share of Common Stock of P2i Newspaper outstanding as of the Effective Time, by virtue of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

     (b) Transfer; Delivery of Certificates after Effective Time. From and after the Effective Time, there shall be no transfers on the stock transfer books of P2i Newspaper of shares of P2i Newspaper Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of P2i Newspaper Common Stock that were outstanding immediately prior to the Effective Time shall be delivered to P2i Newspaper, they shall be canceled.

     1.3 Merger Consideration.

     (a) Subject to the provisions of Section 1.3(d) hereafter, the Merger Consideration, consisting of the total purchase price payable to the P2i Newspaper Stockholder in connection with the acquisition by merger of P2i Newspaper, shall be delivered and shall consist exclusively of a maximum of 19,383,531 newly issued shares of common stock, no par value per share, of Acquiror (the "Acquiror Common Stock"), subject to adjustments as set forth herein. The Merger Consideration shall be reduced by such number of shares of Acquiror Common Stock as equal the total fees incurred to audit the financial statements of P2i or P2i Newspaper, divided by $.50. In the event this agreement is terminated for any reason other than a breach solely by Acquiror or Newco, P2i shall immediately reimburse Acquiror for all accounting costs incurred in connection with the preparation of financial statements of P2i or P2i Newspaper which were paid by Acquiror.

     (b) The Merger Consideration, as adjusted, shall be payable to P2i as follows:

     Commencing with the first calendar quarter of 2003, the total gross revenues of Newco (gross sales income, without regard to cost, which shall be known as "Gross Income"), as determined by Aquiror's regularly engaged auditors, shall be calculated quarterly within 30 days after the end of each calendar quarter during the years 2003, 2004 and 2005. For each $1.00 of Gross Income, P2i shall be entitled to receive ten shares of Acquiror Common Stock, up to a maximum aggregate number of shares for all periods equal to the Merger Consideration, as adjusted. Such shares shall be delivered to P2i within ten business days after the calculation of Gross Income for each calendar quarter.

     It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

     (c) The shares constituting the Merger Consideration shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that such shares shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     (d) Acquiror shall deliver certificates evidencing the Merger Consideration to P2i upon the execution and delivery of a copy of an investment letter in the form attached hereto as Exhibit 1.3(d) (the "Investment Letter") to comply with applicable federal and state securities laws. Certificates representing the Merger Consideration will contain a customary legend concerning the restricted nature of the securities.

     (e) Except as otherwise set forth herein, the Merger Consideration will be subject to a three year Lock-Up agreement which may be released earlier upon 1) Acquiror Common Stock closing at or above $4.50 per share for 20 consecutive trading days, or 2) Acquiror Common Stock trading 500,000 or more shares per week for 20 consecutive trading days at the closing price of at least $3.50 per share. Certificates representing the Merger Consideration will contain a legend evidencing the foregoing. Notwithstanding the foregoing, at P2i's request, up to 15% of the Merger Consideration may be included in a registration statement filed by Acquiror with the Securities and Exchange Commission, in the event the Acquiror undertakes an underwritten public offering and the underwriter of such offering approves the inclusion of the Merger Consideration.

     1.4 Additional Rights; Taking of Necessary Action; Further Action.

     Each of Acquiror, P2i, P2i Newspaper and Newco, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the DGCL and the PBCL as promptly as possible, including, without limitation, the filing of the Certificate of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

     1.5 No Further Rights or Transfers.

     At and after the Effective Time, the P2i Newspaper capital stock outstanding immediately prior to the Effective Time shall cease to provide the holder thereof any rights as a stockholder of P2i, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration to be received in the Merger as provided in this Agreement or to receive the "fair value" of their shares as defined by and in accordance with the procedures set forth in the PBCL.

                                   ARTICLE II
                                   THE CLOSING

     2.1 Closing Date.

     Subject to satisfaction or waiver of all conditions precedent set forth in
Section 6 of this Agreement, the Closing shall take place at the offices of Sichenzia Ross Friedman Ference LLP, counsel to Acquiror, at 1065 Avenue of the Americas, New York, New York 10018 on (a) the later of: (i) the first Business Day following the day upon which all appropriate Acquiror, Newco, P2i and P2i Newspaper corporate action has been taken in accordance with Section 3 of this

Agreement; or (ii) the day on which the last of the conditions precedent set forth in Article 6 of this Agreement is fulfilled or waived; or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than August 12, 2003 unless such date is extended by the mutual agreement of the parties (the "Closing Date").

     2.2 Closing Transactions.

     At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

     (a) P2i shall deliver, or cause to be delivered, to the Acquiror and Newco, the following documents and shall take the following actions:

          (i) A certificate of the Secretary of P2i certifying that the P2i Stockholders have approved the Merger, this Agreement, and the transactions contemplated hereby in accordance with the PBCL, P2i's Certificate of Incorporation and Bylaws;

          (ii) A certificate shall be executed by an authorized officer of P2i to the effect that all representations and warranties made by P2i in this Agreement are true and correct on and as of the Closing, as though originally given to Acquiror and Newco on said date;

          (iii) An incumbency certificate shall be delivered by P2i signed by all of the officers thereof dated at or about the Closing;

          (iv) Board and stockholder resolutions shall be delivered by the Secretary of P2i dated at or about the Closing authorizing the transactions contemplated by this Agreement;

          (v) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

     (b) P2i Newspaper shall deliver, or cause to be delivered, to the Acquiror and Newco, the following documents and shall take the following actions:

          (i) A certificate of the Secretary of P2i Newspaper certifying that the P2i Newspaper Stockholder has approved the Merger, this Agreement, and the transactions contemplated hereby in accordance with the PBCL, P2i Newspaper's Certificate of Incorporation and Bylaws;

          (ii) P2i Newspaper shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, a Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

          (iii) P2i Newspaper shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, such certificates or other filings as the parties hereto shall deem mutually acceptable:

          (iv) A certificate shall be executed by an authorized officer of P2i Newspaper to the effect that all representations and warranties made by P2i Newspaper in this Agreement are true and correct on and as of the Closing, as though originally given to Acquiror and Newco on said date;

          (v) A certificate of good standing shall be delivered by P2i Newspaper from the Secretary of State of the State of Delaware, dated at or about the Closing, to the effect that such corporation is in good standing under the laws of said state, similar good standing certificates shall be provided for each of the Subsidiaries (as that term is defined in Section 4.1(a)(ii) hereof);

          (vi) An incumbency certificate shall be delivered by P2i Newspaper signed by all of the officers thereof dated at or about the Closing;

          (vii) The Certificate of Incorporation of P2i Newspaper, as amended and certified by the Secretary of State of the State of Delaware at or about the Closing Date, and a copy of the Bylaws of P2i Newspaper certified by the Secretary of P2i Newspaper dated at or about the Closing shall be delivered by P2i Newspaper; similar Certificates, Bylaws or other governing instruments will be delivered by each of the Subsidiaries;

          (viii) Board and stockholder resolutions shall be delivered by the Secretary of P2i Newspaper dated at or about the Closing authorizing the transactions contemplated by this Agreement;

          (ix) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

     (c) Acquiror will deliver, or shall cause to be delivered, to P2i and P2i Newspaper, the following documents and shall take the following actions:

          (i) Newco shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

          (ii) A certificate shall be executed by an authorized officer of Acquiror to the effect that all representations and warranties of Acquiror under this Agreement are true and correct as of the Closing, as though originally given to P2i and P2i Newspaper on said date;

          (iii) A certificate shall be executed by an authorized officer of Newco to the effect that all representations and warranties of Newco under this Agreement are true and correct as of the Closing, as though originally given to P2i and P2i Newspaper on said date;

          (iv) A certificate of good standing shall be delivered by Acquiror from the Secretary of State of the State of California dated at or about the Closing that Acquiror is in good standing under the laws of said state;

          (v) A certificate of good standing shall be delivered by Newco from the Secretary of State of the State of Delaware dated at or about the Closing that Newco is in good standing under the laws of said state;

          (vi) An incumbency certificate shall be delivered by Acquiror signed by all of its officers dated at or about the Closing;

          (vii) An incumbency certificate shall be delivered by Newco signed by all of its officers dated at or about the Closing;

          (viii) Certificate of Incorporation of Acquiror certified by the Secretary of State of the State of California at or about the Closing Date and a copy of the Bylaws of Acquiror certified by the Secretary of Acquiror dated at or about the Closing;

          (ix) Certificate of Formation of Newco certified by the Secretary of State of the State of Delaware at or about the Closing Date and a copy of the operating agreement of Newco certified by the Secretary of Newco dated at or about the Closing;

          (x) A certified Board resolution shall be delivered by the Secretary of Acquiror dated at or about the Closing authorizing the transactions contemplated by this Agreement;

          (xi) Certified Board and member resolutions shall be delivered by the Secretary of Newco dated at or about the Closing authorizing the transactions contemplated by this Agreement;

          (xii) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such actions as are required under this Agreement;

          (xiii) Shareholder resolutions shall be delivered by the Secretary of the Acquiror dated at or about the Closing authorizing the transactions contemplated by this Agreement.

                                   ARTICLE III
                            CERTAIN CORPORATE ACTION

     3.1 P2i Corporate Action; Stockholder Consent.

     (a) P2i, acting through its Board of Directors, shall, in accordance with the PBCL, its Certificate of Incorporation and Bylaws obtain the approval of the P2i Stockholders to the transactions contemplated hereby, including the Merger.

     (b) P2i shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

     3.2 P2i Newspaper Corporate Action; Stockholder Consent.

     (a) P2i, acting through its Board of Directors, shall, in accordance with the PBCL, its Certificate of Incorporation and Bylaws obtain the approval of the P2i Stockholders to the transactions contemplated hereby, including the Merger.

     (b) P2i shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

     3.3 Acquiror and Newco Corporate Action.

     (a) Acquiror and Newco acting through their Board of Directors and Board of Managers, respectively, shall, in accordance with the California General Corporation Law (the "CGCL") and Delaware Limited Liability Company Act, its Certificate of Incorporation and Bylaws obtain the approval of their stockholders and members to the transactions contemplated hereby, including the Merger.

     (b) Acquiror and Newco shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

     (c) Acquiror shall use its best efforts to obtain a written agreement, effective as of August 1, 2003, whereby all of the former shareholders of Suncoast Automation, Inc. to the stock exchange agreement dated as of August 22, 2000 agree to give up their right under such agreement to appoint one person to the Board of Directors of Acquiror.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of P2i and P2i Newspaper.

     As a material inducement to Acquiror and Newco to execute this Agreement and consummate the Merger and other transactions contemplated hereby, P2i and P2i Newspaper, jointly and severally hereby make the following representations and warranties to Acquiror and Newco. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

     (a) Corporate Existence and Power.

          (i) P2i Newspaper is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. P2i Newspaper is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of P2i Newspaper, as amended to date, are attached hereto on Schedule 4.1(a) and are made a part hereof.

          (ii) P2i Newspaper owns no interest in any other entity other than those listed on Schedule 4.1(a) (collectively the "Subsidiaries" and individually a "Subsidiary"). Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state or country of its incorporation, and has all corporate powers and all government licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (iii) P2i is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. P2i is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of P2i, as amended to date, are attached hereto on Schedule 4.1(a) and are made a part hereof. P2i is the sole stockholder of P2i Newspaper.

     (b) Due Authorization and Requisite Approvals. This Agreement has been duly authorized, executed and delivered by P2i and P2i Newspaper and constitutes a valid and binding agreement of P2i and P2i Newspaper, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of P2i and P2i Newspaper required under applicable law in order to consummate the Merger will have occurred; and the Boards of Directors of P2i and P2i Newspaper have approved the execution of this Agreement and the consummation of the Merger and related actions contemplated hereby.

     (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of P2i, P2i Newspaper or any of their Subsidiaries; or
(ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, or, to the best of its knowledge, statute, law, ordinance, rule or regulation applicable to P2i, P2i Newspaper, any of their Subsidiaries, or any of their respective properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of P2i, P2i Newspaper or their Subsidiaries, except such as is not reasonably likely to have a Material Adverse Effect or prevent P2i or P2i Newspaper from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to P2i, P2i Newspaper or any Subsidiary in connection with the execution and delivery of this Agreement by P2i, P2i Newspaper or the consummation by P2i or P2i Newspaper of the transactions contemplated hereby, except the filing of the Certificate of Merger.

     (d) Capitalization and Share Ownership. The authorized capital stock of P2i Newspaper consists solely of one thousand (1,000) shares of common stock, without par value. There are currently 100 shares of P2i Newspaper Common Stock outstanding, all of which are owned by P2i. The outstanding shares of capital stock of P2i Newspaper have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth on Schedule 4.1(d) and in this Section 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of P2i Newspaper, (B) no securities of P2i Newspaper convertible into or exchangeable for shares of capital stock or voting securities of P2i Newspaper and (C) no options, warrants or other rights to acquire from P2i Newspaper, the P2i Newspaper Stockholders or any other person, and no obligation of P2i Newspaper to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of P2i Newspaper, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of P2i Newspaper. The P2i Newspaper Common Stock to be surrendered in the Merger is owned of record and beneficially by P2i, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred, except in connection with loans made by Acquiror to P2i and that certain Pledge and Escrow Agreement in favor of the Acquiror and purchasers of Acquiror's convertible promissory notes. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities. Except as set forth on Schedule 4.1(d), all of the issued and outstanding shares of capital stock of the Subsidiaries are owned by P2i Newspaper.

     (e) Financial Statements. P2i Newspaper shall prepare and deliver to Acquiror, no less than forty-five (45) days prior to Closing, copies of audited consolidated financial statements of P2i Newspaper and any Subsidiaries for the fiscal year ended December 31, 2001 and 2002 (the "Financial Statements"). Such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of P2i Newspaper and its Subsidiaries as of the dates thereof and the results of operations for the periods then ended.

     (f) Real Properties.

          (i) P2i Newspaper and the Subsidiaries currently lease real property at those locations identified on Schedule 4.1(f) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.1(f).

P2i Newspaper and the Subsidiaries own or lease no other real estate. None of the leasehold interests held by P2i Newspaper or the Subsidiaries is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of P2i Newspaper that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.

          (ii) Neither P2i Newspaper nor any Subsidiary has received any written notice from any governmental entity having jurisdiction over P2i Newspaper or the Subsidiaries or over any of the real property leased by P2i Newspaper or the Subsidiaries of any violation by P2i Newspaper or the Subsidiaries of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by P2i Newspaper or the Subsidiaries or of any condemnation or eminent domain proceeding.

          (iii) To the best of its Knowledge, all of the buildings leased by P2i Newspaper or the Subsidiaries and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

          (iv) Except as described on Schedule 4.1(f), neither P2i Newspaper nor any Subsidiary is a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein P2i Newspaper or the Subsidiary is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

          (v) To the best of its Knowledge, all certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by P2i Newspaper or the Subsidiaries have been issued, are fully paid for and are in full force and effect, will survive the Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.

     (g) No Contingent Liabilities. Except as contained within the Financial Statements, at the Closing, P2i Newspaper and the Subsidiaries shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the best knowledge of P2i Newspaper, after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of P2i Newspaper or the Subsidiaries.

     (h) Litigation. Except as described on Schedule 4.1(h) hereto, there is no action, suit, investigation or proceeding (or, to the knowledge of P2i Newspaper, any basis therefor) pending against, or to the knowledge of P2i or

P2i Newspaper, threatened against or affecting P2i Newspaper or the Subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against P2i or P2i Newspaper or the Subsidiaries, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

     (i) Taxes. P2i Newspaper and the Subsidiaries have timely filed all tax returns required to be filed by them, or will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. Except as disclosed on Schedule 4.1(i), P2i Newspaper and the Subsidiaries have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of P2i Newspaper reflect, or will reflect, adequate reserves for all taxes payable by P2i Newspaper and the Subsidiaries which have been, or will be, accrued but are not yet due. Except as disclosed on
Schedule 4.1(i), neither P2i Newspaper nor any of the Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge. Except as disclosed on Schedule 4.1(i), no deficiencies for any taxes have been proposed, asserted or assessed against P2i Newspaper or any Subsidiary. Except as disclosed on Schedule 4.1(i), P2i Newspaper is not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against P2i Newspaper or the Subsidiaries, asserting any deficiency in the payment of taxes. Except as disclosed on Schedule 4.1(i), all taxes which P2i Newspaper or the Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither P2i Newspaper nor the Subsidiaries nor any member of any affiliated or combined group of which P2i Newspaper is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of P2i Newspaper or the Subsidiaries. There are no tax sharing or tax allocation agreements to which P2i Newspaper is now or ever has been a party. P2i Newspaper will not be required under Section 481(c) of the Code to include any material adjustment in taxable income for any period subsequent to the Merger. P2i Newspaper (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was P2i Newspaper) and (b) has no liability for the taxes of any person (other than P2i Newspaper), as a transferee or successor, by contract or otherwise.

     (j) ERISA.

          (i) Schedule 4.1(j)(i) identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of ERISA, and either (i) is maintained, administered or contributed to by P2i Newspaper or any affiliate (as defined below), (ii) covers any employee or former employee of P2i Newspaper or any affiliate or (iii) under which P2i Newspaper or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and any written interpretations thereof have been furnished to Acquiror, together, if applicable, with (A) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." Any Form 5500 for any plan year of any Employee Plan that has not been filed, but for which the filing date has passed on the date of this Agreement, shall be filed prior to the date of the Merger. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer for any purpose under Section 414 of the Code.

          (ii) Schedule 4.1(j)(ii) identifies all Employee Plans to which P2i Newspaper currently has any obligation to contribute. P2i Newspaper is not a party to any multiemployer plan as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plans"), and neither P2i Newspaper nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.

          (iii) There are no Employee Plans that are intended to be qualified plans under Section 401(a) of the Code, except as may have been shown and identified as such on the list referred to in subparagraphs (i) or (ii) above. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Plan, other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

          (iv) P2i Newspaper has delivered to Acquiror a true and correct list of each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is not an Employee Plan and (A) is entered into, maintained or contributed to, as the case may be by P2i Newspaper, any Subsidiary or any of their respective affiliates or (B) covers any employee or former employee of P2i Newspaper, or any Subsidiary or any of their respective affiliates or (C) under which P2i Newspaper, any Subsidiary or any of their respective affiliates has liability. Such contracts, plans and arrangements as are described above, copies of all of which have been furnished previously to Acquiror, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

          (v) Neither P2i Newspaper nor any affiliate has or maintains nor has maintained any Employee Plan or Benefit Arrangement providing post-retirement health or medical benefits in respect of any active or former employee of P2i Newspaper or any affiliate or former affiliate, except as may be required pursuant to the provisions of COBRA.

     (k) Insurance Coverage. Schedule 4.1(k) sets forth a list of all P2i Newspaper key-man life insurance policies and other insurance policies material to the current and proposed business of P2i Newspaper and the Subsidiaries. P2i Newspaper and the Subsidiaries maintain insurance covering their assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and P2i Newspaper and the Subsidiaries are in full compliance with the terms and conditions of such policies. Neither P2i Newspaper nor any Subsidiary has received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by P2i Newspaper pending under any of such policies as to which coverage has been questioned or denied.

     (l) Compliance with Laws. To the best of P2i Newspaper's Knowledge, neither P2i Newspaper nor any Subsidiary is in violation of, nor has any such entity violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, to the best knowledge of P2i Newspaper, P2i Newspaper and the Subsidiaries have all licenses, permits, certificates and authorizations needed or required for the conduct of business of P2i Newspaper and the Subsidiaries as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

     (m) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by P2i Newspaper to act on its behalf who might be entitled to any fee or commission from P2i Newspaper, Acquiror, Newco or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement, except for fees payable to Andrew, Alexander Wise & Co., Incorporated, as indicated in Exhibit B to the Term Sheet between Acquiror and P2i.

     (n) Personal Property. P2i Newspaper and the Subsidiaries have good and valid title to all of their personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by them, free and clear of any Encumbrance. P2i Newspaper and the Subsidiaries are the owner of all of its personal property now located in or upon their leased premises and of all personal property which is used in the operation of their business. To the best of P2i Newspaper's Knowledge, all such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

     (o) Intellectual Property; Intangible Property. The corporate names of P2i Newspaper and the trade names and service marks listed on Schedule 4.1(o) are the only names and service marks which are used by P2i Newspaper in the operation of its business (the "Names and Service Marks"). P2i Newspaper and the Subsidiaries have not done business and have not been known by any other name other than by its Names and Service Marks. Schedule 4.1(o) also includes all patents and patent applications held by or filed by or on behalf of P2i Newspaper (collectively, the "Patents"). P2i Newspaper owns and has the exclusive right within the states and countries in which it and its Subsidiaries operate, to use all intellectual property presently in use by it and its Subsidiaries and necessary for the operation of its businesses as now being conducted, which intellectual property includes, but is not limited to, the Patents, any trademarks, trade names, service marks, including the Names and Service Marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property, including any of the Patents, owned by P2i Newspaper or the Subsidiaries. No royalties or fees are payable by P2i Newspaper to any third party by reason of the use of any of its intellectual property, including, but not limited to, the Patents. Neither P2i Newspaper nor any subsidiary has received notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and there is no reasonable basis for any such charge or claim. There is no presently known or threatened use or encroachment of any such intellectual property, including any of the Patents.

     (p) Accounts Receivable. The accounts receivable of P2i Newspaper and its Subsidiaries referred to within the Financial Statements constitute valid claims in the full amount thereof against the debtors charged therewith on the books of P2i Newspaper and its Subsidiaries to which each such account is payable and has been acquired in the ordinary course of business. The accounts receivable are fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) in the due course of normal commercial dealings. To the best of P2i Newspaper's Knowledge, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

     (q) Contracts, Leases, Agreements and Other Commitments. Neither P2i Newspaper nor any Subsidiary is a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $10,000 in liabilities or commitments in the aggregate as of the date hereof), except for the following (which are hereinafter collectively called the "Material Contracts"):

          (i) The leases and agreements described on Schedules 4.1(f), 4.1(j)(i) and (ii), 4.1(q) and 4.1(r)(i);

          (ii) Agreements involving a maximum possible expenditure or obligation on the part of P2i Newspaper or any Subsidiary to expend more than Twenty Thousand Dollars ($20,000) separately or less than Fifty Thousand Dollars ($50,000) in the aggregate; and

          (iii) That certain General Security Agreement, dated May 16, 2002, in favor of Acquiror and other lenders relating to convertible promissory notes payable to the order of such lenders.

     The Material Contracts constitute all of the material agreements and instruments which are necessary and desirable to operate the business as currently conducted by P2i Newspaper and the Subsidiaries. True, correct and complete copies of each Material Contract described and listed under subsection 4.1(q) will be made available to Acquiror within ten (10) business days prior to the Closing Date. The term "Material Contract" excludes purchase orders entered into in the ordinary course for personal or inventory which may be returned to the vendor without penalty. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. All parties to all of the Material Contracts have performed all obligations required to be performed to date under such Material Contracts, and neither P2i Newspaper, the Subsidiaries, and, to the best of their knowledge, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. None of the terms or provisions of any Material Contract materially adversely affects the business, prospects, financial condition or results of operations of P2i Newspaper or the Subsidiaries.

     (r) Labor Relations; Employees.

          (i) P2i Newspaper will deliver to Acquiror a true and correct a list of:

               (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which P2i Newspaper or any Subsidiary is a party or by which it is bound; and

               (B) All employment agreements, and all severance agreements which have not been fully performed, to which P2i Newspaper or any Subsidiary is a party or by which it is bound.

          (ii) P2i Newspaper will deliver to Acquiror a true and correct a list of all key management employees of P2i Newspaper or any Subsidiary, broken down by location, together with their rate of compensation and title.

          (iii) P2i Newspaper will deliver to Acquiror true and correct copies of all of the documents referred to on Schedule 4.1(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of P2i Newspaper and its Subsidiaries.

          (iv) There is no union representing or purporting to represent any of the employees of P2i Newspaper or any Subsidiary, and neither P2i Newspaper nor any Subsidiary is subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

          (v) Except as set forth on Schedule 4.1(r)(v):

               (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the best knowledge of P2i Newspaper, threatened;

               (B) P2i Newspaper and the Subsidiaries have complied in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and neither P2i Newspaper nor any Subsidiary is (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and

               (C) There are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or threatened against P2i Newspaper or any Subsidiary, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of P2i Newspaper or any Subsidiary, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of P2i Newspaper or any Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.

          (vi) Except as set forth on Schedule 4.1(r)(vi), there are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of P2i Newspaper or any Subsidiary is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of P2i Newspaper following such termination of employment.

          (vii) Except as set forth in Schedule 4.1(r)(vii), P2i Newspaper or any Subsidiary is not a party to any oral or written (A) agreement with any executive officer or other key employee of P2i Newspaper or any Subsidiary (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving P2i Newspaper of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (viii) P2i Newspaper has not taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

     (s) Suppliers and Customers. P2i Newspaper will deliver to Acquiror a true and correct a list of the ten largest customers of P2i Newspaper and its Subsidiaries based on the percentage of revenue represented by those customers for the fiscal year ended December 31, 2002. The relationship of P2i Newspaper and its Subsidiaries with their suppliers and customers are good commercial working relationships and to the best of P2i Newspaper's Knowledge and except as set forth on Schedule 4.1(s), no material supplier or customer of P2i Newspaper and its Subsidiaries has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with P2i Newspaper or any of its Subsidiaries. P2i Newspaper has no knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such material supplier or customer relationship.

     (t) Conflicting Interests. No director, officer or employee of P2i or P2i Newspaper or any Subsidiary nor relative or affiliate of any of the foregoing
(i) sells or purchases goods or services from P2i Newspaper or any Subsidiary or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which P2i Newspaper or any Subsidiary conducts business or with which any of the foregoing is in competition, or (ii) is indebted to P2i Newspaper or any Subsidiary except for money borrowed and as set forth on the Financial Statements.

     (u) Environmental Protection. Neither P2i Newspaper nor any Subsidiary has been notified by any governmental authority, agency or third party, and P2i Newspaper has no knowledge, of any violation by such person of any Environmental Statute (as defined below). All registrations by P2i Newspaper with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. There is no hazardous substance at any premises currently or previously occupied by P2i Newspaper or the Subsidiaries. Neither P2i Newspaper nor any Subsidiary has received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

     (v) Absence of Certain Changes or Events. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on Schedule 4.1(v), between December 31, 2002 (the date of the most recent Financial Statements) and the Closing, there will not be (i) any Material Adverse Change in the business, assets, properties, results of operations, financial condition or prospects of P2i Newspaper or any of its Subsidiaries,
(ii) any entry by P2i Newspaper or any of its Subsidiaries into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by P2i Newspaper or any of its Subsidiaries in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of P2i Newspaper or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by P2i Newspaper, or any direct or indirect redemption, purchase or any other type of acquisition by P2i Newspaper of any shares of its capital stock or any other securities for an aggregate sum not in excess of $20,000, except with respect to the payment to P2i Newspaper Shareholders in connection with the exercise of dissenter's rights; (v) any agreement by P2i Newspaper, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of P2i Newspaper, other than in the ordinary course of business and consistent with past practice and not in excess of $20,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of P2i Newspaper providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by P2i Newspaper to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of P2i Newspaper. Since the date of the Financial Statements, there has not been and to the best of P2i Newspaper's Knowledge there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

     (w) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by P2i or P2i Newspaper to Acquiror in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to P2i Newspaper which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of P2i Newspaper or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

     4.2 Representations and Warranties of Acquiror and Newco.

     As a material inducement to P2i and P2i Newspaper to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and Newco hereby jointly and severally make the following representations and warranties to P2i and P2i Newspaper. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date:

     (a) Corporate Existence and Power. Each of Acquiror and Newco is presently a corporation duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the State of California and Delaware, respectively. Each of Acquiror and Newco has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each of Acquiror and Newco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and Bylaws of Acquiror and the Certificate of Formation and Operating Agreement of Newco, as amended to date, are attached hereto as Schedule 4.2(a) and are made a part hereof. Newco has conducted no operations to date, except in connection with its formation.

     (b) Due Authorization and Requisite Approvals. This Agreement and the other agreements described herein to which Acquiror or Newco will become a party at the Closing have been, or as of the Closing will be, duly authorized, executed and delivered by Acquiror or Newco, as applicable, and constitute, or as of the Closing will constitute, a valid and binding agreement of Acquiror or Newco, as applicable, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and Newco required under applicable law in order to consummate the Merger will have occurred; and the Board of Directors of Acquiror and Managers of Newco have approved the execution of this Agreement and the consummation of the Merger and related actions contemplated hereby.

     (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Acquiror or Newco or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to a loss or a benefit under, any provision of the Certificate of Incorporation or Bylaws of Acquiror or the Certificate of Formation or Operating Agreement of Newco or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Newco or their properties or assets or result in the creation or imposition of any Encumbrance on any asset of Acquiror or Newco. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or Newco in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except the filing of a Certificate of Merger with the Secretary of the State of Delaware.

     (d) Capitalization. The authorized capital stock of Acquiror consists of 10,000,000 shares of common stock, no par value per share and 5,000,000 shares of preferred stock, no par value per share. As of the Closing, the outstanding capital stock of the Acquiror shall consist solely of 7,489,828 shares of common stock plus any increase for capital raised between the date of this Agreement and Closing, prior to the issuance of the Merger Consideration. All shares of capital stock of Acquiror outstanding as of the Closing, including the Merger Consideration, will have been duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Upon the issuance of the Merger Consideration, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of Acquiror. In addition to the foregoing, Acquiror has outstanding the warrants, options and convertible promissory notes set forth on
Schedule 4.2(d) (the "Acquiror Rights"). Except for the Acquiror Rights, Acquiror shall as of the Closing, have no outstanding options, warrants or other convertible securities.

     (e) Financial Statements. Acquiror shall prepare and deliver to P2i and P2i Newspaper no less than forty-five (45) days prior to Closing, copies of audited consolidated financial statements of Acquiror for the fiscal year ended December 31, 2001 and 2002 (the "Financial Statements"). Such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of Acquiror as of the dates thereof and the results of operations for the periods then ended.

     (f) Real Properties.

          (i) Acquiror currently leases real property at those locations identified on Schedule 4.2(f)(i) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.2(f)(i). Acquiror owns or leases no other real estate. None of the leasehold interests held by Acquiror is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of Acquiror that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.

          (ii) Except as described on Schedule 4.2(f)(ii) hereto, neither Acquiror nor Newco has received any written notice from any governmental entity having jurisdiction over Acquiror or Newco or over any of the real property leased by Acquiror of any violation by Acquiror or Newco of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by Acquiror or of any condemnation or eminent domain proceeding.

          (iii) To the best of Acquiror's Knowledge, all of the buildings leased by Acquiror and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

          (iv) Except as described on Schedule 4.2(f)(iv), Acquiror is not a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein Acquiror is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

          (v) To the best of Acquiror's Knowledge, all certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by Acquiror have been issued, are fully paid for and are in full force and effect, will survive the Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.

     (g) No Contingent Liabilities. Except contained within the Financial Statements or otherwise as described on Schedule 4.2(g), at the Closing, Acquiror shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the best knowledge of Acquiror, after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of Acquiror.

     (h) Litigation. Except as described on Schedule 4.2(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of Acquiror, any basis therefor) pending against, or to the knowledge of Acquiror, threatened against or affecting Acquiror or any of its properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

     (i) Taxes. Except as disclosed on Schedule 4.2(i), Acquiror has timely filed all tax returns required to be filed by it, or will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. Acquiror has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Acquiror reflect, or will reflect, adequate reserves for all taxes payable by Acquiror which have been, or will be, accrued but are not yet due. Acquiror is not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Acquiror. Acquiror is not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against Acquiror, asserting any deficiency in the payment of taxes. All taxes which Acquiror is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Acquiror nor any member of any affiliated or combined group of which Acquiror is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Acquiror. There are no tax sharing or tax allocation agreements to which Acquiror is now or ever has been a party. Acquiror will not be required under Section 481(c) of the Code to include any material adjustment in taxable income for any period subsequent to the Merger. Acquiror (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Acquiror) and (b) has no liability for the taxes of any person (other than Acquiror), as a transferee or successor, by contract or otherwise.

     (j) ERISA.

          (i) Schedule 4.2(j)(i) identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of ERISA, and either (i) is maintained, administered or contributed to by Acquiror or any affiliate (as defined below), (ii) covers any employee or former employee of Acquiror or any affiliate or (iii) under which Acquiror or any affiliate has any liability. Copies of such plans and, if applicable, related trust agreements) and all amendments thereto and any written interpretations thereof have been furnished to Acquiror, together, if applicable, with (A) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." Any Form 5500 for any plan year of any Employee Plan that has not been filed, but for which the filing date has passed on the date of this Agreement, shall be filed prior to the date of the Merger. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer for any purpose under
Section 414 of the Code.

          (ii) Schedule 4.2(j)(ii) identifies all Employee Plans to which Acquiror currently has any obligation to contribute. Acquiror is not a party to any multiemployer plan as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plans"), and neither Acquiror nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.

          (iii) There are no Employee Plans that are intended to be qualified plans under Section 401(a) of the Code, except as may have been shown and identified as such on the list referred to in subparagraphs (i) or (ii) above. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Plan, other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

          (iv) Schedule 4.2(j)(iv) identifies each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is not an Employee Plan and (A) is entered into, maintained or contributed to, as the case may be by Acquiror, or any of its affiliates or (B) covers any employee or former employee of Acquiror, or any of its affiliates or (C) under which Acquiror, or any of its affiliates has liability. Such contracts, plans and arrangements as are described above, copies of all of which have been furnished previously to Acquiror, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

          (v) Neither Acquiror nor any affiliate has or maintains nor has maintained any Employee Plan or Benefit Arrangement providing post-retirement health or medical benefits in respect of any active or former employee of Acquiror or any affiliate or former affiliate, except as may be required pursuant to the provisions of COBRA.

     (k) Insurance Coverage. Schedule 4.2(k) sets forth a list of all Acquiror key-man life insurance policies and other insurance policies material to the current and proposed business of Acquiror. Acquiror maintains insurance covering its assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and Acquiror is in full compliance with the terms and conditions of such policies. Acquiror has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by Acquiror pending under any of such policies as to which coverage has been questioned or denied.

     (l) Compliance with Laws. To the best of Acquiror's knowledge, Acquiror is not in violation of, nor has Acquiror violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, Acquiror has all licenses, permits, certificates and authorizations needed or required for the conduct of business of Acquiror as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a license, permit, certificate or authorization would not have a Material Adverse Effect.

     (m) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by Acquiror to act on its behalf who might be entitled to any fee or commission from Acquiror, Newco or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement, except for fees payable to Andrew, Alexander Wise & Co., Incorporated, as indicated in Exhibit B to the Term Sheet between Acquiror and P2i.

     (n) Personal Property. Acquiror has good and valid title to all of its personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by it, free and clear of any Encumbrance, except for liens in favor of convertible promissory note holders. Acquiror is the owner of all of its personal property now located in or upon their leased premises and of all personal property which is used in the operation of its business. To the best of Acquiror's Knowledge, all such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

     (o) Intellectual Property; Intangible Property. The corporate name of Acquiror and the trade names and service marks listed on Schedule 4.2(o) are the only names and service marks which are used by Acquiror in the operation of its business (the "Names and Service Marks"). Acquiror has not done business and has not been known by any other name other than by its Names and Service Marks. Acquiror has no patents or patent applications pending. Acquiror owns and has the exclusive right within the states and countries in which it operates, to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, any trademarks, trade names, service marks, including the Names and Service Marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property owned by Acquiror. No royalties or fees are payable by Acquiror to any third party by reason of the use of any of its intellectual property. Acquiror has not received notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and there is no reasonable basis for any such charge or claim. There is no presently known or threatened use or encroachment of any such intellectual property

     (p) Accounts Receivable. The accounts receivable of Acquiror referred to within the Financial Statements constitute valid claims in the full amount thereof against the debtors charged therewith on the books of Acquiror to which each such account is payable and has been acquired in the ordinary course of business. Except as set forth in Schedule 4.2(p), the accounts receivable are fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) in the due course of normal commercial dealings. To the best of Acquiror's Knowledge, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

     (q) Contracts, Leases, Agreements and Other Commitments. Acquiror is not a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $10,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Material Contracts"):

          (i) The leases and agreements described on Schedules 4.2(f), 4.2(j)(i) and (ii) and 4.2(q)(i); and

          (ii) Agreements involving a maximum possible expenditure or obligation on the part of Acquiror to expend more than Twenty Thousand Dollars ($20,000) separately or less than Fifty Thousand Dollars ($50,000) in the aggregate.

     The Material Contracts constitute all of the material agreements and instruments which are necessary and desirable to operate the business as currently conducted by Acquiror. True, correct and complete copies of each Material Contract described and listed under subsection 4.2(q) will be made available to Acquiror within ten (10) business days prior to the Closing Date. The term "Material Contract" excludes purchase orders entered into in the ordinary course for personal or inventory which may be returned to the vendor without penalty. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. All parties to all of the Material Contracts have performed all obligations required to be performed to date under such Material Contracts, and Acquiror, and, to the best of its knowledge, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of Acquiror under any Material Contract. None of the terms or provisions of any Material Contract materially adversely affects the business, prospects, financial condition or results of operations of Acquiror.

     (r) Labor Relations; Employees.

          (i) Set forth on Schedule 4.2(r)(i) is a list of:

               (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which Acquiror is a party or by which it is bound; and

               (B) All employment agreements, and all severance agreements which have not been fully performed, to which Acquiror is a party or by which it is bound.

          (ii) Set forth on Schedule 4.2(r)(ii) is a list of all key management employees of Acquiror, broken down by location, together with their rate of compensation and title.

          (iii) Acquiror will deliver to P2i true and correct copies of all of the documents referred to on Schedule 4.2(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of Acquiror.

          (iv) There is no union representing or purporting to represent any of the employees of Acquiror, and Acquiror is not subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

          (v) Except as set forth on Schedule 4.2(r)(v):

               (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the best knowledge of Acquiror, threatened;

               (B) Acquiror has complied in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and Acquiror is not (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and

               (C) There are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or threatened against Acquiror, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of Acquiror, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of Acquiror to terminate its employees, employment discrimination, occupational safety and health, and workers' compensation.

          (vi) There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of Acquiror is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of Acquiror following such termination of employment.

          (vii) Except as set forth in Schedule 4.2(r)(vii), Acquiror is not a party to any oral or written (A) agreement with any executive officer or other key employee of Acquiror (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Acquiror of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (viii) Acquiror has not taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

     (s) Suppliers and Customers. The relationship of Acquiror with its suppliers and customers are good commercial working relationships and to the best of Acquiror's Knowledge, no material supplier or customer of Acquiror has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with Acquiror. Acquiror has no knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such material supplier or customer relationship.

     (t) Conflicting Interests. Except as set forth on Schedule 4.2(t), no director, officer or employee of Acquiror nor relative or affiliate thereof (i) sells or purchases goods or services from Acquiror or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which Acquiror conducts business or with which any of the foregoing is in competition, or (ii) is indebted to Acquiror except for money borrowed and as set forth on the Financial Statements.

     (u) Environmental Protection. Acquiror has not been notified by any governmental authority, agency or third party, and Acquiror has no knowledge, of any violation by such person of any Environmental Statute. All registrations by Acquiror with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. There is no hazardous substance at any premises currently or previously occupied by Acquiror. Acquiror has not received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

     (v) Reporting Company. The Common Stock of Acquiror is eligible for trading on the OTC Electronic Bulletin Board. Acquiror is a reporting company under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     (w) Absence of Certain Changes or Events. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on Schedule 4.2(w), between September 30, 2002 (the date of the most recent Financial Statements) and the Closing, there will not be (i) any Material Adverse Change in the business, assets, properties, results of operations, financial condition or prospects of Acquiror, (ii) any entry by Acquiror into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by Acquiror in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of Acquiror, or any direct or indirect redemption, purchase or any other type of acquisition by Acquiror, or any direct or indirect redemption, purchase or any other type of acquisition by Acquiror of any shares of its capital stock or any other securities for an aggregate sum not in excess of $20,000, (v) any agreement by Acquiror, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.2 untrue or incorrect; (vi) any acquisition of the assets of Acquiror, other than in the ordinary course of business and consistent with past practice and not in excess of $20,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of Acquiror providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by Acquiror to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of Acquiror. Since the date of the Financial Statements, there has not been and to the best of Acquiror's Knowledge there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

     (x) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror to P2i in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of P2i or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                    ARTICLE V
                            AGREEMENTS OF THE PARTIES

     5.1 Access to Information.

     At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

     5.2 Confidentiality; No Solicitation.

     (a) Confidentiality of P2i and P2i Newspaper Related Information. With respect to information concerning P2i or P2i Newspaper that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror or its representatives of the confidential nature of such information and directed by Acquiror in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, Acquiror shall immediately return all such information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of P2i. Acquiror shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

     (b) Confidentiality of Acquiror-Related Information. With respect to information concerning Acquiror that is made available to P2i or P2i Newspaper pursuant to the provisions of this Agreement, P2i and P2i Newspaper agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by P2i, P2i Newspaper or their representatives of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, P2i and P2i Newspaper agree to return immediately all such information, all copies thereof and all information prepared by P2i or P2i Newspaper based upon the same; provided, however, that one copy of all such material may be retained by outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by P2i or P2i Newspaper from a third party entitled to disclose it; (ii) becomes known publicly other than through P2i, P2i Newspaper or any party who received the same through P2i or P2i Newspaper provided that P2i and P2i Newspaper have no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by P2i; or (iv) is disclosed with the express prior written consent thereto of Acquiror. P2i and P2i Newspaper agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

     (c) Nondisclosure. Except as provided below, neither P2i, P2i Newspaper, Acquiror nor Newco shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to any other party hereto, other than with the express prior written consent of the other parties hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, stockholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger, and to any person whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

     (d) No Solicitation. In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, neither P2i, P2i Newspaper nor any of their affiliates will, prior to the Closing directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in P2i, P2i Newspaper or any affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving P2i, P2i Newspaper or their affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of P2i, P2i Newspaper or their affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. P2i or P2i Newspaper shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.

     5.3 Interim Operations.

     During the period from the date of this Agreement and continuing until the
Closing:

     (a) Interim Operations of P2i Newspaper and Subsidiaries. P2i Newspaper agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that:

          (i) Ordinary Course. P2i Newspaper and its Subsidiaries shall carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them;

          (ii) Dividends; Changes in Stock. P2i Newspaper and its Subsidiaries shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of their capital stock, (b) split, combine or reclassify any of their capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock (c) redeem, repurchase or otherwise acquire any shares of their capital stock or (d) otherwise change their capitalization.

          (iii) Issuance of Securities. Except as contemplated by this Agreement, P2i Newspaper shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

          (iv) Governing Documents. P2i Newspaper shall not amend its Articles of Incorporation or itsBylaws. None of the Subsidiaries shall amend their respective corporate charters or governing documents.

          (v) No Dispositions. P2i Newspaper and its Subsidiaries shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of their material assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $20,000 in value of such assets.

          (vi) Benefit Plans; Etc. P2i Newspaper and its Subsidiaries shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

          (vii) Executive Compensation. P2i Newspaper and its Subsidiaries shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

          (viii) Acquisitions. P2i Newspaper and its Subsidiaries shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

          (ix) Tax Elections. P2i Newspaper and its Subsidiaries shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability which has the effect of materially increasing P2i Newspaper's tax liabilities.

          (x) Waivers and Releases. P2i Newspaper and its Subsidiaries shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Agreement other than in the ordinary course of business and consistent with past practice.

          (xi) Other Actions. P2i Newspaper and its Subsidiaries shall not enter into any agreement or arrangement to do any of the foregoing. P2i Newspaper and its Subsidiaries shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of them set forth in this Agreement becoming untrue in any material respect.

     (b) Interim Operations of Acquiror and Newco. Acquiror and Newco agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that P2i Newspaper shall otherwise consent) that:

          (i) Ordinary Course. Acquiror and Newco shall conduct their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them.

          (ii) Dividends; Changes in Stock. Neither Acquiror nor Newco shall (and neither shall propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

          (iii) Issuance of Securities. Except as contemplated by this Agreement, and except for the issuance of up to $750,000 of convertible promissory notes, equity associated with the issuance of the convertible promissory notes and related warrants, neither Acquiror nor Newco shall sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

          (iv) Governing Documents. Acquiror shall not amend its Articles of Incorporation or its Bylaws. Newco shall not amend its Certificate of Formation or Operating Agreement.

          (v) No Dispositions. Other than Acquiror's planned disposition of its ISP division, Acquiror shall not sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.

          (vi) Benefit Plans; Etc. Acquiror shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

          (vii) Executive Compensation. Acquiror shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

          (viii) Acquisitions. Neither Acquiror nor Newco shall acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

          (ix) Tax Elections. Neither Acquiror nor Newco shall make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

          (x) Waivers and Releases. Acquiror shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Agreement other than in the ordinary course of business and consistent with past practice.

          (xi) Other Actions. Acquiror shall take any action, or fail to take any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect.

     5.4 Consents.

     Acquiror, Newco, P2i Newspaper and P2i shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

     5.5 All Reasonable Efforts.

     Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective stockholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

     5.6 Public Announcements.

     Acquiror, Newco, P2i Newspaper and P2i shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the NASD.

     5.7 Notification of Certain Matters.

     P2i Newspaper shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to P2i Newspaper of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any material failure of P2i and P2i Newsapaper, on the one hand, or Acquiror and Newco, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

     5.8 Expenses.

     All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated. However, in the event that the Merger is not consummated because of Acquiror, Acquiror shall pay the reasonable accounting fees incurred by P2i.

     5.9 Documents at Closing.

     Each party to this Agreement agrees to execute and deliver at the Closing those documents identified in Section 2.2.

     5.10 Prohibition on Trading in Acquiror Stock.

     P2i and P2i Newspaper acknowledge that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror. Accordingly, until the Closing, P2i and P2i Newspaper agree that they will not and shall instruct their officers, directors, employees and representatives not to purchase or sell any securities of the Acquiror, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror, until counsel for Acquiror believes that any such non-public information has been adequately disseminated to the public.

     5.11 Reservation of Shares; Post-Closing Amendments to Acquiror's, P2i's and Newco's Certificates of Incorporation.

     As of the Closing, Acquiror shall have authorized and reserved for issuance sufficient shares of Acquiror Common Stock to permit the issuance of the Merger Consideration. Acquiror shall use best efforts to secure approval by its stockholders as promptly as is practicable following the Effective Date of an amendment to its Certificate of Incorporation that effectuates a change in its name to P2i, Inc. P2i shall use best efforts to secure approval by its stockholders as promptly as is practicable following the Effective Date of an amendment to its Certificate of Incorporation that effectuates a change in its name to P2i New Media, Inc. Newco shall use best efforts to secure approval by its stockholders as promptly as is practicable following the Effective Date of an amendment to its Certificate of Incorporation that effectuates a change in its name to P2i Newspaper, LLC.

     5.12 Indemnification: Directors' and Officers' Insurance.

     (a) P2i and P2i Newspaper. P2i and P2i Newspaper shall jointly and severally indemnify, defend and hold harmless Acquiror, including its present and former officers, directors and employees of Acquiror ("Acquiror Indemnified Party") from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements including, without limitation, unpaid taxes of any kind (collectively, "Claims") incurred by the Acquiror Indemnified Party which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant or agreement of P2i or P2i Newspaper contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by P2i or P2i Newspaper pursuant hereto or in connection with the transactions contemplated hereby or thereby.

     (b) Acquiror. Acquiror shall indemnify, defend and hold harmless P2i and P2i Newspaper, including their officers, directors and employees ("P2i Indemnified Party") from and against any and all Claims, incurred by the P2i Indemnified Party which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant or agreement of Acquiror contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Acquiror pursuant hereto or in connection with the transactions contemplated hereby or thereby.

     (c) Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

          (i) Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty
(30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

     If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense. Neither Indemnitee nor Indemnitor shall be liable for any settlement of any Claim without the prior written consent of the other party.

          (ii) Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section 8.8 hereafter.

     (d) For a period of six years after the Closing, the Acquiror or the Surviving Company shall cause to be maintained in effect the current policies of directors' and officer's liability insurance maintained by the Acquiror (provided that Acquiror and the Surviving Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims or matters existing or occurring before the Closing as well as after. Such policy shall continue to cover former officers, directors and employees of Acquiror who resigned prior to the Closing.

     (e) This Section 5.12 shall survive the consummation of the Merger. The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives. The rights provided Indemnified Parties shall be in addition to, and not in lieu of, any rights to indemnity which such parties may have under the Certificate or By-Laws of the Acquiror or the Surviving Company or any other agreements or otherwise.

     5.13 Acknowledgment of Approvals; Approval of P2i Stockholders.

     By virtue of their respective signatures to this Agreement, Acquiror, Newco, P2i Newspaper and P2i acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein. P2i and Acquiror shall each hold a meeting of its respective stockholders prior to the Closing to approve the Merger and this Agreement.

     5.14 Acquiror Board of Directors.

     (a) Concurrent with the Closing, Acquiror's Board of Directors shall consist of seven members. Those members shall be:

          (i) one member appointed by Andrew, Alexander, Wise & Company, Incorporated, subject to the consent of P2i, whose consent shall not be withheld without good and sufficient cause and cannot be unreasonably withheld;

          (ii) one member appointed by the former principal shareholders of Suncoast Automation, Inc., as determined in the stock exchange agreement by and among Protosource Corporation, Suncoast Automation, Inc., and the shareholders of Suncoast Automation, Inc. (the "Suncoast Aquiror Board Seat");

          (iii) Peter Wardle (the "Wardle Board Seat");

          (iv) Thomas Butera (the "Butera Board Seat"); and

          (v) three members appointed by agreement of Mssrs. Wardle and Butera (the "Wardle/Butera Board Seats"), which members must be independent and non-executives of the Acquiror or an affiliate of the Acquiror.

     (b) Subject to execution under Section 3.3(c), upon the expiration of the agreement whereby the shareholders of Suncoast Automation appoint a member to the Board of Directors, as set forth in Section 5.14(a)(2) above, Mssrs. Wardle and Butera shall be entitled to appoint by agreement a board director to replace the Suncoast director (the "Fourth Wardle/Butera Board Seat").

     (c) If Messrs. Wardle and Butera's combined ownership of the then outstanding stock of the Acquiror falls below twenty-five percent (25%) but remains above ten percent (10%), then Mssrs. Wardle and Butera shall forfeit the right to appoint the Wardle Board Seat, Butera Board Seat, two of the three Wardle/Butera Board Seats and the Fourth Wardle/Butera Board Seat (if that right has vested; if the right has not vested, Messrs. Wardle and Butera shall lose the right to appoint when that right would vest). This provision shall not prevent Mssrs. Wardle and Butera from appointing either Mr. Wardle or Mr. Butera to fill the second of the two Wardle/Butera Board Seats.

     (d) If Messrs. Wardle and Butera's combined ownership of the then outstanding stock of the Acquiror falls below ten percent (10%), then Mssrs. Wardle and Butera shall forfeit the right to appoint the Wardle Board Seat, Butera Board Seat, the Wardle/Butera Board Seats and the Fourth Wardle/Butera Board Seat (if that right has vested; if the right has not vested, Messrs. Wardle and Butera shall lose the right to appoint when that right would vest).

     5.15 Employment Agreements.

     Peter Wardle will continue to be compensated pursuant to the terms of his employment agreement which provide a base salary of $250,000 and a one-year severance in the event of certain corporate events. Of such amounts, 50% will be paid in cash in accordance with Newco's regular payroll policies. The remaining 50% may also be paid in cash, but only from positive cash flow generated from the combined operations of the Acquiror and Newco. If insufficient positive cash flow is available to make such payments during any quarter of operations, Mr.

Wardle will either (i) sell his shares of the Acquiror's common stock in such amounts required to cover any short-fall in quarterly salary payments; or (ii) receive a cash advance in such amount required to cover any short-fall in quarterly salary payments and repay such advance from such sale. Through December 31, 2006, any additional compensation to be paid to Messrs. Wardle or Joseph DiMarino must be approved by Acquiror's compensation committee which shall consist of Mr. Wardle, an appointee of the Acquiror's then current investment banker of record and one of the two independent, non-executive directors on the Acquiror's Board of Directors.

     5.16 Debt Conversion.

     P2i currently owes approximately $101,845 in debt to its principal stockholders ("Shareholder Debt") and $146,845 to related parties ("Related Party Debt"). The Shareholder Debt and the Related Party Debt will be repaid, amortized over a term of one year commencing after the repayment or conversion of Acquiror's currently outstanding convertible promissory notes or other form of satisfaction of such notes.

     5.17 Production of Schedules and Exhibits.

     Each of the parties hereto shall utilize its reasonable best efforts to produce all Schedules and Exhibits required to be produced by it under this Agreement upon the execution hereof. In the event that any party has not produced all Schedules and Exhibits required to be produced by it hereunder upon the execution of this Agreement, all such Schedules and Exhibits shall be produced by such party within fifteen (15) business days thereafter but in no event shall such Schedules and Exhibits be delivered less than forty-five (45) business days prior to the Closing Date. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits which were produced upon execution of this Agreement.

     5.18 Additional Funding.

     Acquiror shall use its best efforts to raise up to $450,000 through the sale of debt/equity securities. All such debt shall be secured by a first priority lien on all assets of P2i Newspaper. Acquiror and P2i Newspaper will use the proceeds of such funding for working capital, as mutually determined by the Boards of Directors of both companies.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1 Conditions to Obligations of P2i and P2i Newspaper.

     The obligations of P2i and P2i Newspaper to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by P2i and P2i Newspaper) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

     (a) The representations and warranties of Acquiror and Newco set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

     (b) Acquiror shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement and, in the event that P2i or the Acquiror and Newco produce schedules or exhibits subsequent to the execution of this Agreement, such schedules or exhibits must be reasonably acceptable to the other party.

     (c) The Merger shall have been approved by Newco in accordance with the provisions of the DGCL. The Merger shall have been approved by Acquiror's stockholders in accordance with the CGCL. The Board of Directors of Newco and Acquiror shall have approved the execution of this Agreement and the Merger thereby.

     (d) There shall be delivered to P2i and P2i Newspaper an officer's certificate of Acquiror to the effect that all of the representations and warranties of Acquiror set forth herein are true and complete in all material respects as of the Closing, and the Acquiror has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing.

     (e) There shall be delivered to P2i and P2i Newspaper an officer's certificate of Newco to the effect that all of the representations and warranties of Newco set forth herein are true and complete in all material respects as of the Closing, and Newco has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing. There shall be delivered to P2i and P2i Newspaper a chart detailing all of Acquiror's outstanding shares, options and warrants.

     (f) There shall be delivered to P2i and P2i Newspaper an opinion of counsel for Acquiror and Newco in the form of Exhibit 6.1(f) attached hereto and made a part hereof.

     (g) All director, stockholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

     (h) P2i shall have received advice reasonably acceptable to it that the Merger transaction will not result in a taxable event to the stockholders of P2i.

     (i) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

     (j) Acquiror shall have or be capable of acquiring reasonable amounts of director and officer liability insurance.

     (k) Acquiror and P2i shall have entered into a definitive agreement for the purchase of 18% of P2i by Acquiror for an aggregate purchase price of $1,100,000. Such agreement shall be in form and substance reasonably acceptable to Acquiror and P2i.

     6.2 Conditions to Acquiror's and Newco's Obligations.

     The obligation of Acquiror and Newco to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror and/or Newco) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

     (a) The representations and warranties of P2i and P2i Newspaper set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

     (b) P2i and P2i Newspaper shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement.

     (c) There shall be delivered to Acquiror an officer's certificate of P2i and P2i Newspaper to the effect that all of the representations and warranties of P2i and P2i Newspaper set forth herein are true and complete in all material respects as of the Closing, and that P2i and P2i Newspaper have complied in all material respects with the covenants and agreements set forth herein that it is required to comply with by the Closing.

     (d) P2i shall have secured the approval of its stockholders necessary under the PBCL, its Certificate of Incorporation and Bylaws to approve the Merger and this Agreement and the transactions contemplated hereby, and shall have delivered a certificate of an authorized officer of P2i to this effect.

     (e) All director, stockholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

     (f) There shall be delivered to Acquiror and Newco an opinion of counsel for P2i and P2i Newspaper in the form of Exhibit 6.2(f) attached hereto and made a part hereof.

     (g) The Boards of Directors of P2i and P2i Newspaper and the P2i Newspaper Stockholder shall have approved the Merger in accordance with the PBCL.

     (h) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

     (i) Acquiror and P2i shall have entered into a definitive agreement for the purchase of 18% of P2i by Acquiror for an aggregate purchase price of $1,100,000. Such agreement shall be in form and substance reasonably acceptable to Acquiror and P2i.

                                   ARTICLE VII
                                   TERMINATION

     7.1 Termination.

     This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:

     (a) by mutual written consent of Acquiror, P2i Newspaper and P2i;

     (b) by either Acquiror or P2i and P2i Newspaper:

          (i) if the Closing shall not have occurred on or before August 12, 2003, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

          (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

     (c) by P2i and P2i Newspaper if any of the conditions specified in Section
6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of P2i to comply with their respective obligations under this Agreement) and P2i has not waived such conditions on or before the Closing; or

     (d) by Acquiror if any of the conditions specified in Section 6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with their respective obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing.

     7.2 Notice and Effect of Termination.

     In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. Upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or stockholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 7.2 and Sections 5.2, 5.6 and 5.8, shall survive any termination of this Agreement. Nothing contained in this
Section 7.2 shall relieve any party from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 7.1.

     7.3 Extension; Waiver.

     Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     7.4 Amendment and Modification.

     This Agreement may be amended by written agreement of Acquiror, Newco, P2i Newspaper and P2i.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1 Survival of Certain Representations and Warranties; Remedies.

     All representations and warranties contained herein shall survive the Closing for a period of two years from the Closing Date. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations. The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, the parties shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate for such breach or other failure to perform the obligations under this Agreement.

     The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, if either party terminates this Agreement other than in accordance with Section 7 hereunder, or fails to proceed to Closing as required hereunder, upon such termination or failure to proceed, the other party shall be entitled to receive such number of shares of common stock of the other as equal 25% of the then outstanding number of shares of common stock of the breaching party.

     8.2 Notices.

     All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or upon the next business day after it shall have been deposited with a nationally recognized overnight courier such as federal express, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

     (a)  if to P2i or P2i Newspaper:        with a copy to:
          One Bethlehem Plaza                Antheil Maslow & MacMinn
          Bethlehem, PA 18018                131 W. State Street
          Attn:  Peter Wardle                Doylestown, PA 18901
          Tel:  610-814-0550                 Attn:  Susan A. Maslow, Esq.
          Fax: 610-954-8279                  Tel: 215-230-7500
                                             Fax: 215-230-7796

     (b)  if to Acquiror or Newco:           with a copy to:

          ProtoSource Corporation            Sichenzia Ross Friedman
          One Bethlehem Plaza                Ference LLP
          Bethlehem, PA 18018                1065 Avenue of the Americas
          Attn:  Peter Wardle                New York, New York 10018
          Tel:  610-814-0550                 Attn:  Thomas A. Rose, Esq.
          Fax:  610-954-8279                 Tel:  212-930-0700
                                             Fax:  212-930-9725
          ___________________________________

     8.3 Agreement; Assignment.

     This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

     8.4 Binding Effect; Benefit.

     This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.5 Headings.

     The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     8.6 Counterparts.

     This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     8.7 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     8.8 Arbitration.

     If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

     8.9 Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.10 Certain Definitions.

     As used herein:

     (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

     (b) "Business Day" shall mean any day other than a Saturday, Sunday or any federal holiday listed in 5 U.S.C. ss.6103(a)..

     (c) "Encumbrance" shall mean any lien, encumbrance, pledge, hypothecation, claim or charge.

     (d) "P2i Stockholders" shall mean all common stockholders of P2i.

     (e) "Knowledge" shall mean the actual current knowledge of the party, and/or the executive management of the party to this Agreement, as the case may be, to whom knowledge is ascribed.

     (f) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

     (g) "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof.


                         [remainder intentionally blank]

     IN WITNESS WHEREOF, each of the undersigned has signed or has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.


                                        PROTOSOURCE CORPORATION,
                                        a California corporation

                                        By:___________________________
                                        Name:  Peter Wardle
                                        Title:  Chief Executive Officer



                                        PROTOSOURCE ACQUISITION, LLC,
                                        a Delaware limited liability corporation

                                        By:____________________________
                                        Name:  Peter Wardle
                                        Title:    President



                                        P2I NEWSPAPER, INC.,
                                        a Delaware corporation

                                        By:____________________________
                                        Name:  Joseph D. Marino
                                        Title:    President



                                        P2I, INC., a Pennsylvania corporation

                                        By:____________________________
                                        Name:  Thomas Butera
                                        Title:     President

Executed solely with regards to Section 5.15, Employment Agreements






____________________________
Peter Wardle